UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2002

                                                            ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

     Delaware                                                              1-4996                                                      34-0868285
(State or other jurisdiction of                      (Commission File Number)                                  (I.R.S. Employer
   incorporation or organization)                                                                                              Identification No.)

       One Allied Drive, Little Rock, Arkansas                                                                                          72202
     (Address of principal executive offices)                                                                                          (Zip Code)

     Registrant's telephone number, including area code                                                                  (501) 905-8000

                                                                              Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 4.     Changes in Registrant's Certifying Accountant

On May 7, 2002, the Audit Committee of the Board of Directors of ALLTEL Corporation ("ALLTEL") authorized (1) the engagement of PricewaterhouseCoopers LLP as the independent auditors for ALLTEL for the calendar year 2002 and (2) the dismissal of ALLTEL's existing independent auditors, Arthur Andersen LLP ("Andersen").

During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 7, 2002, the date of the dismissal of Andersen, (i) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference in connection with its report to the subject matter of the disagreement and (ii) Andersen has not advised ALLTEL of any reportable events as defined in paragraphs (A) through (D) of Regulation S-K Item 304 (a)(1)(v).

The accountant's report of Andersen on the consolidated financial statements of ALLTEL and its subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Andersen is attached hereto as Exhibit 16.1.

During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 7, 2002, PricewaterhouseCoopers LLP has not been consulted by ALLTEL, or by anyone on ALLTEL's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of ALLTEL.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

                 16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            ALLTEL CORPORATION
(Registrant)

                             By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
May 8, 2002

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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